EXHIBIT 11
                                 TRIBUNE COMPANY

             STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE
                    (In thousands, except per share amounts)


                                                                                           First Quarter Ended
                                                                                ------------------------------------------
PRIMARY                                                                         March 30, 1997              March 31, 1996
-------                                                                         --------------              --------------


     Income from continuing operations                                          $       64,505              $       50,379
     Discontinued operations of QUNO, net of tax                                             -                      89,317
                                                                                --------------              --------------

     Net income                                                                         64,505                     139,696
     Preferred dividends, net of tax                                                    (4,699)                     (4,696)
                                                                                --------------              --------------

     Net income attributable to common shares                                   $       59,806              $      135,000
                                                                                --------------              --------------

     Weighted average common shares outstanding                                        122,546                     123,432
                                                                                --------------              --------------

     Primary net income per share:
        Continuing operations (A)                                               $          .49              $         .37
        Discontinued operations                                                              -                        .72
                                                                                --------------              -------------
        Total                                                                   $          .49              $        1.09
                                                                                ==============              =============


FULLY DILUTED
-------------

     Income from continuing operations                                          $       64,505              $      50,379
     Additional ESOP contribution required assuming
       all preferred shares were converted, net of tax                                  (3,288)                    (3,374)
                                                                                --------------              -------------

     Adjusted income from continuing operations                                         61,217                     47,005
     Discontinued operations of QUNO, net of tax                                             -                     89,317
                                                                                --------------              -------------

     Adjusted net income                                                        $       61,217              $     136,322
                                                                                --------------              -------------

     Weighted average common shares outstanding                                        122,546                    123,432
     Assumed conversion of preferred shares into common shares                          11,101                     11,406
     Assumed exercise of stock options, net of common
       shares assumed repurchased with the proceeds                                      1,377                      1,492
                                                                                --------------              -------------

     Adjusted weighted average common shares outstanding                               135,024                    136,330
                                                                                --------------              -------------

     Fully diluted net income per share:
        Continuing operations                                                   $          .45               $        .34
        Discontinued operations                                                              -                        .66
                                                                                --------------               ------------
        Total                                                                   $          .45               $       1.00
                                                                                ==============               ============

(A) Primary net income per share from continuing operations is computed by deducting preferred dividends, net of tax, from continuing operations and then dividing by weighted average common shares outstanding.